Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact:	Christian S. Schade Senior VP and CFO Phone: 609-430-2880	Laura S. Choi Investor Relations Phone: 609-430-2880, x2216	Jean Mantuano Corporate Communications (media) Phone: 609-430-2880, x2221

Medarex Announces 2007 Fourth Quarter and Year End Financial Results

Princeton, N.J.; February 26, 2008 — Medarex, Inc. (NASDAQ: MEDX) announced today its financial results for the quarter and year ended December 31, 2007.

Including a gain of $152.1 million, or $1.20 per share, from Medarex’s sale of approximately 2.6 million shares of Genmab A/S stock in February 2007, Medarex’s net loss for the year ended December 31, 2007 was $27.1 million, or ($0.21) per share as compared to a net loss of $181.7 million, or ($1.50) per share for 2006. Medarex’s net loss for 2007 also includes $10.5 million, or ($0.08) per share representing Medarex’s share of the 2007 net loss of Celldex Therapeutics, Inc. (a 60% owned subsidiary of Medarex), a non-cash charge of $18.6 million, or ($0.15) per share for stock based compensation recorded in accordance with FAS 123(R), an acquisition of in-process technology charge of $6.9 million, or ($0.05) per share related to the acquisition of Ability Biomedical Corporation and a non-cash impairment charge of $2.1 million, or ($0.02) per share related to a write-down of Medarex’s investment in two of its corporate partners. Excluding the impact of these items, Medarex’s net loss on a non-GAAP basis for 2007 was $141.1 million, or ($1.11) per share.

Total revenues for the year ended December 31, 2007 were $56.3 million as compared to $48.6 million for 2006.

Research and development (R&D) expenses for the year ended December 31, 2007 increased by $3.8 million, from $194.5 million in 2006 to $198.3 million in 2007. The increase relates primarily to the following: (i) approximately $1.3 million attributable to Celldex’s 2007 R&D activities, (ii) approximately $0.5 million of non-cash stock based compensation expense recorded in accordance with FAS 123(R), and (iii) approximately $2.7 million of increased costs associated with the development of ipilimumab (MDX-010). General and administrative expenses decreased by $5.0 million for the year ended December 31, 2007, from $51.9 million in 2006 to $46.9 million in 2007. The 2007 decrease is primarily attributable to lower legal and other professional fees.

Medarex ended 2007 with approximately $348.8 million in cash, cash equivalents and marketable securities. Approximately $4.9 million of this balance relates to Celldex. In addition, the fair market value of Medarex’s equity interest in Genmab was approximately $291.2 million as of December 31, 2007.

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Medarex 2007 Fourth Quarter and Year End Results

For the three-month period ended December 31, 2007, Medarex reported a net loss of $44.8 million, or ($0.35) per share. This compares to a net loss of $57.7 million, or ($0.46) per share for the three-month period ended December 31, 2006. Included in the consolidated net loss for the three-month period ended December 31, 2007 is a net loss of $3.7 million, or ($0.03) per share representing Medarex’s share of the net loss of Celldex for the period and a non-cash charge of $4.8 million, or ($0.04) per share for stock based compensation expense recorded in accordance with FAS 123(R). Excluding the impact of these items, Medarex’s net loss on a non-GAAP basis for the three-month period ended December 31, 2007 was $36.3 million, or ($0.29) per share.

Non-GAAP Financial Measurements

This press release and the accompanying tables include non-GAAP financial measures. Please see the section of the accompanying tables titled “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss” for a description of these non-GAAP financial measures, including reasons for Medarex management’s decision to use each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles.

Medarex’s product development and business activities during the fourth quarter of 2007 include the following:

•                  Announcing the receipt of a milestone payment from our licensing partner, Centocor, Inc., in connection with Centocor’s submission of regulatory applications requesting approval of ustekinumab (CNTO 1275), an anti-IL-12/IL-23 human antibody for the treatment of chronic moderate to severe plaque psoriasis that was generated using Medarex’s UltiMAb® technology;

•                  Announcing top-line data from the three registrational trials evaluating ipilimumab as a monotherapy for the treatment of second-line (previously treated) metastatic melanoma, with a goal to file a Biologics License Application (BLA) in the first-half of 2008;

•                  Filing an investigational new drug (IND) application with the U.S. Food and Drug Administration (FDA) for MDX-1411, a fully human anti-CD70 antibody in development for the treatment of clear cell renal cancer;

•                  Filing two separate INDs with the FDA for MDX-1342, a fully human anti-CD19 antibody in development for the treatment of chronic lymphocytic leukemia and for rheumatoid arthritis;

•                  Filing an IND with the FDA for MDX-1106, a fully human anti-PD-1 antibody in development with Ono Pharmaceutical Co., Ltd, being investigated for the treatment of chronic viral infections, with the first trial to target hepatitis C; and

•                  Receiving a milestone payment from Amgen, Inc., for the advancement of Amgen’s fifth UltiMAb®-derived antibody into clinical development.

In addition to fourth quarter events, other activities in 2007 include:

•                  Presenting encouraging Phase 2 and Phase 1 clinical data from multiple ipilimumab trials for the treatment of metastatic melanoma and prostate cancer at the annual meeting of the American Society of Clinical Oncology (ASCO);

•                  Announcing the receipt of a milestone payment from our licensing partner, Novartis Pharma AG, in connection with the progress of ACZ885, a fully human anti-IL-1beta antibody in Phase 3 development for the treatment of Muckle Wells’ Syndrome that was generated using Medarex’s UltiMAb® technology;

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Medarex 2007 Fourth Quarter and Year End Results

•                  Announcing the receipt of a milestone payment from our licensing partner, Amgen, Inc., for the advancement of an antibody into a Phase 2 clinical trial;

•                  Filing the IND with the FDA for MDX-1401, a fully human second-generation anti-CD30 antibody, in development for the treatment of CD30-positive lymphomas;

•                  Announcing the IND filing by licensing partner ImClone Systems Incorporated for IMC-3G3, a fully human antibody that targets platelet-derived growth factor receptor alpha for the treatment of cancer;

•                  Announcing the initiation of a Phase 1 clinical trial of MEDI-545, a fully human antibody targeting interferon-alpha, for the treatment of psoriasis by Medarex’s partner, MedImmune, Inc.;

•                  Entering into separate collaboration agreements with Mitsubishi Pharma Corporation (a subsidiary of Mitsubishi Chemical Holdings Corporation), Organon (now part of Schering - Plough), and Compugen Ltd. to develop fully human antibodies for the treatment of cancer and/or autoimmune diseases;

•                  Announcing the award of up to an additional $13.9 million of government funding to Medarex’s partner, PharmAthene, Inc., towards the development of Valortim™ for use as an anti-toxin therapeutic to prevent and treat inhalation anthrax infections; and

•                  Adding approximately $152 million to our cash resources in 2007 through the sale of approximately 2.6 million shares of Genmab A/S common stock.

“We enter 2008 with great enthusiasm from the significant advancements achieved across our product pipeline in 2007,” said Howard H. Pien, President and CEO of Medarex. “In addition to the clinical progress of the ipilimumab program, we currently have six proprietary programs in Phase 2 or Phase 1 clinical development. Furthermore, our licensing partners made great strides in 2007, and we look forward to further clinical and regulatory progress in 2008. We will continue to emphasize our strong technology and execute on a business strategy to build a broad pipeline of important products, which is the foundation for sustained growth, value and success.”

Subsequent activities in 2008 include the addition of approximately $151.8 million to our cash resources through the sale of 2.5 million shares of Genmab common stock, reducing our ownership in Genmab to approximately 5.1 percent.

Conference Call and Webcast Details

Medarex will hold a public conference call and webcast today, February 26, 2008, at 4:30 p.m. Eastern Time to review its financial and business results. To access the call live, please dial 1-866-510-0710 (U.S./Canada) or 1-617-597-5378 (international) and enter passcode number 151-760-24. The webcast can be accessed through the Investor Relations section of Medarex’s website at www.medarex.com and will be archived for 14 days following the webcast. A telephonic replay of the conference call will be available following the event until midnight Eastern Time, March 4, 2008. Access numbers for this replay are 1-888-286-8010 (U.S./Canada) or 1-617-801-6888 (international); passcode number 758-360-84.

About Medarex

Medarex is a biopharmaceutical company focused on the discovery, development and potential commercialization of fully human antibody-based therapeutics to treat life-threatening and debilitating diseases, including cancer, inflammation, autoimmune disorders and infectious diseases. Medarex applies its UltiMAb® technology and product development and clinical manufacturing experience to generate, support and potentially commercialize a broad range of fully human antibody product candidates for itself and its partners. Over forty of these therapeutic product candidates derived from Medarex technology are in human clinical testing or have had INDs submitted for such trials, with seven of the most advanced product candidates currently in Phase 3 clinical trials or the subject of regulatory applications for marketing authorization. Medarex is committed to building value by developing a diverse pipeline of antibody products to address the world’s unmet healthcare needs. For more information about Medarex, visit its website at www.medarex.com.

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Medarex 2007 Fourth Quarter and Year End Results

Statement on Cautionary Factors

Except for the historical information presented herein, matters discussed herein may constitute forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  Statements that are not historical facts, including statements preceded by, followed by, or that include the words “potential”; “believe”; or similar statements are forward-looking statements. Medarex disclaims, however, any intent or obligation to update these forward-looking statements. Risks and uncertainties include risks associated with product discovery and development, uncertainties related to the outcome of clinical trials, slower than expected rates of patient recruitment, unforeseen safety issues resulting from the administration of antibody products in patients, uncertainties related to product manufacturing, compliance with regulatory requirements, risks associated with the use of hazardous substances and risks associated with the enforceability of our patents as well as risks detailed from time to time in Medarex’s public disclosure filings with the U.S. Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2006.  There can be no assurance that such development efforts will succeed or that developed products will receive required regulatory clearance or that, even if such regulatory clearance were received, such products would ultimately achieve commercial success. Copies of Medarex’s public disclosure filings are available from its investor relations department.

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Medarex®, the Medarex logo and UltiMAb® are registered trademarks of Medarex, Inc. All rights are reserved.

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Medarex 2007 Fourth Quarter and Year End Results

MEDAREX, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Year Ended		Three Months Ended
	December 31,		December 31,
			(unaudited)
	2007	2006	2007	2006

Contract and license revenues	$35,906	$28,289	$15,135	$6,769
Reimbursement of development costs	20,352	20,357	5,362	4,557
Total revenues	56,258	48,646	20,497	11,326

Costs and expenses:
Research and development	198,317	194,512	56,857	52,187
General and administrative	46,925	51,928	11,905	16,801
Acquisition of in-process technology	6,900	—	—	—
Operating loss	(195,884)	(197,794)	(48,265)	(57,662)

Equity in net loss of affiliate	—	(1,037)	—	—
Interest income , net	14,128	12,643	3,290	3,132
Gain on sale of Genmab stock	152,143	—	—	—
Impairment loss on investments in partners	(2,141)	(5,170)	—	(5,170)
Minority interest - Celldex	4,699	6,891	157	2,110
Non-cash gain on loss of significant influence in Genmab	—	3,202	—	—

Loss before provision for income taxes	(27,055)	(181,265)	(44,818)	(57,590)
Provision for income taxes	12	436	5	115
Net loss	$(27,067)	$(181,701)	$(44,823)	$(57,705)

Basic and diluted net loss per share	$(0.21)	$(1.50)	$(0.35)	$(0.46)

Weighted average number of common shares outstanding during the year - basic and diluted	126,665	121,126	127,409	124,593

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2007	2006
		(1)

Cash, cash equivalents and marketable securities - Medarex	$343,862	$325,494
Cash and cash equivalents - Celldex	4,910	14,000
Marketable securities - Genmab	152,000	150,000
Other current assets	29,013	22,271
Property, buildings and equipment, net	79,925	84,341
Marketable securities - Genmab non-current	139,165	—
Investment in Genmab	—	344,382
Other assets	10,985	14,205
	$759,860	$954,693

Current liabilities	$81,645	$70,436
Other liabilities	89,454	97,804
Convertible notes	143,505	141,581
Minority interest	—	4,699
Shareholders’ equity	445,256	640,173
	$759,860	$954,693

(1) Derived from the December 31, 2006 audited financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in Medarex’s Annual Report on Form 10-K for the year ended December 31, 2006.

Medarex 2007 Fourth Quarter and Year End Results

The accompanying press release dated February 26, 2008 contains non-GAAP financial measures.  The following table reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP.  These non-GAAP financial measures include non-GAAP net loss and non-GAAP net loss per share.  Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following reconciliation of GAAP net loss to non-GAAP net loss and GAAP net loss per share to non-GAAP net loss per share is provided as a complement to results presented in accordance with GAAP because Medarex’s management believes these non-GAAP financial measures provide better insight into Medarex’s performance by focusing on results generated by its ongoing operations and are important in comparing current results with prior period results. Non-GAAP net loss and non-GAAP net loss per share are intended to illustrate Medarex’s results of operations for the periods presented excluding the items discuss below. Medarex’s management believes investors’ understanding of Medarex’s financial performance is enhanced as a result of our disclosing these non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share should not be viewed in isolation or as a substitute for GAAP net loss or GAAP net loss per share.

MEDAREX, INC.

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(In thousands, except per share data)

(unaudited)

	Year Ended		Three Months Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2007	2006	2007	2006
GAAP Net loss	$(27,067)	$(181,701)	$(44,823)	$(57,705)
Celldex Net loss (1)	15,231	17,227	3,876	5,276
Minority interest - Celldex (1)	(4,699)	(6,891)	(157)	(2,110)
Stock-based compensation expense (2)	18,551	19,177	4,775	7,121
Acquisition of in-process technology related to Ability Biomedical	6,900	—	—	—
Impairment loss on investments in partners	2,141	5,170	—	5,170
Non-cash gain on loss of significant influence in Genmab	—	(3,202)	—	—
Gain on sale of Genmab stock	(152,143)	—	—	—
Non-GAAP Net loss	$(141,086)	$(150,220)	$(36,329)	$(42,248)

GAAP Net loss per share, basic and diluted	$(0.21)	$(1.50)	$(0.35)	$(0.46)

Non-GAAP Net loss per share, basic and diluted	$(1.11)	$(1.24)	$(0.29)	$(0.34)

Shares used in computing basic and diluted Non-GAAP net loss per share	126,665	121,126	127,409	124,593

(1)          In management’s view, the operations of Celldex are not necessarily indicative of, or directly attributable to, Medarex’s continuing operations. Celldex’s operations relate primarily to the research, development and commercialization of therapeutic vaccines, which is outside the scope of Medarex’s core business operations.

(2)          For the twelve and three months ended December 31, 2007, Medarex incurred $18.6 million and $4.8 million in non-cash stock compensation expense, of which $8.9 million and $2.1 million is included in research and development expense and $9.7 million and $2.7 million is included in general and administrative expenses. Stock compensation expense includes costs associated with stock awards, including stock options which were recorded in accordance with the provisions of FAS 123(R). FAS 123(R) requires companies to record stock-based payments in the financial statements using a fair value method. Medarex adopted FAS 123(R) on a modified prospective basis beginning on January 1, 2006.

In addition to excluding the items described in footnotes 1 and 2 above, items have been excluded based upon management’s evaluation (on an individual basis) of both quantitative and qualitative aspects of the item, including, (i) size and nature, (ii) whether it relates to our ongoing business operations, and (iii) whether management expects it to occur as part of our normal business on a regular basis. Those additional items excluded for purposes of determining non-GAAP net loss and non-GAAP net loss per share are acquisition of in-process technology, impairment loss on investments in partners, gain on sales of Genmab stock and a non-cash gain on loss of significant influence in Genmab.